Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of YuMe, Inc. of our report dated April 3, 2013, except for the effects of the reverse stock split described in Note 19, as to which the date is July 24, 2013, relating to the consolidated financial statements of YuMe, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 26, 2013